UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024 (February 27, 2024)

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55615	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                   Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Energy 11, L.P. (the “Partnership”) is filing this report in accordance with Items 1.01 and 2.03 of Form 8-K.

Item 1.01 – Entry into a Material Definitive Agreement

In May 2021, the Partnership entered into a loan agreement (“BF Loan Agreement”) with BancFirst, as administrative agent for the lender (the “Lender”), which, through various amendments to the original BF Loan Agreement, provided for a revolving credit facility (“BF Credit Facility”) with a maximum credit amount of $60 million in borrowing capacity to be used to fund capital expenditures for the development of the Partnership’s undrilled acreage. The effective borrowing base at the time of the filing of this Form 8-K was $30 million, and the BF Credit Facility was to mature on March 1, 2024.

On February 27, 2024, the Partnership and the Lender entered into an amendment (“Fifth Amendment”) to the BF Loan Agreement, effective March 1, 2024 (“Effective Date”), that renewed and extended the BF Credit Facility for two additional years to March 1, 2026 (“Revised Maturity Date”). Key terms and conditions of the Fifth Amendment include:

●	As of the Effective Date, the borrowing base of the BF Credit Facility is $20,000,000.
●

As amended, the Partnership remains subject to a semiannual redetermination of its borrowing base, but the Partnership is only required to perform an annual analysis of its proven oil and natural gas reserves as of January 1 of each year.

●	The loan fee due from the Partnership to the Lender associated with the Fifth Amendment is $100,000.
●

Previously under the BF Loan Agreement, the Partnership was required to pay a $30,000 annual administrative fee to the Lender. Because BancFirst will be the only Lender effective March 1, 2024, the administrative fee has been waived through the Revised Maturity Date.

The Partnership remains permitted to make distributions to its limited partners so long as the Partnership is in compliance with its debt service coverage ratio and no other event of default has occurred. Further, the Partnership is currently not subject to any hedging requirements under the BF Loan Agreement, as previously amended. All other terms and conditions of the BF Loan Agreement and its subsequent amendments remain in effect. At the time of executing the Fifth Amendment, the outstanding balance on the BF Credit Facility was $0 million.

The foregoing summary of the Fifth Amendment does not purport to be complete statements of the terms and conditions under the Fifth Amendment, of which are qualified in their entirety by the full terms and conditions of the Fifth Amendment, which is filed as exhibit 10.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

EXHIBIT NUMBER	Description Of Exhibit

10.1

Fifth Amendment to Credit Agreement dated effective as of March 1, 2024 by and among Energy 11 Operating Company, LLC and Energy 11, L.P., as Borrowers, BancFirst, as Administrative Agent for the Lender hereto*

104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2024

ENERGY 11, L.P.

		By:	/s/ David S. McKenney
David S. McKenney
Chief Financial Officer of Energy 11 GP, LLC